Exhibit 99.2

Greif, Inc.
Second Quarter 2017 Earnings Results Conference Call
June 8, 2017

CORPORATE PARTICIPANTS

Matt Eichmann
Vice President - Investor Relations and Corporate Communications, Greif, Inc.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

OTHER PARTICIPANTS

Chris D. Manuel
Analyst, Wells Fargo Securities LLC

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Justin Laurence Bergner
Analyst, Gabelli & Company

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Daniel Jacome
Analyst, Sidoti & Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning. My name is Carol, and I will be your conference operator today. At this time, I would like to welcome everyone to the Greif 2017 Second Quarter Earnings Call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer session.

[Operator Instructions]

At this time, I would like to turn the call over to Matt Eichmann.

Matt Eichmann
Vice President - Investor Relations and Corporate Communications, Greif, Inc.

Thanks, Carol. Good morning, everyone. My name is Matt Eichmann, I am the Vice President of Investor

Exhibit 99.2

Relations and Corporate Communications at Greif. Thank you for taking the time to join us today. Joining me are
Pete Watson, Greif's President and Chief Executive Officer; and Larry Hilsheimer, Greif's Executive Vice
President and Chief Financial Officer. Following brief remarks, we will open the call for a question-and-answer session. In accordance with regulation for disclosure, I encourage you to ask any questions regarding issues that you consider material because we are prohibited from discussing significant non-public guidance with you on an individual basis. Turning to slide 2.

As a reminder, during today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed. Additionally, we will be referencing certain non-GAAP financial measures, and a reconciliation to the most directly comparable GAAP metrics is contained in the appendix of today's presentation.

And now, I turn the presentation over to Pete on slide 3.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Thank you, Matt, and good morning, everyone, and welcome to our call. Our vision at Greif in industrial packaging is to be the best performing customer service company in the world. We are committed to building the best team aligned to value creation that delivers exceptional customer service with a relentless focus on disciplined operational execution. Our team with those focused areas will enable us to achieve our performance expectations.

Please turn to slide 4. We delivered solid second quarter results across our portfolio despite a year-over-year price cost margin squeeze in our Paper business, driven primarily by dramatic OCC cost increases. Our performance is a reflection of sustained operational improvement in our businesses around the world. Net sales for the second quarter were more than $887 million, a $47.8 million improvement versus the prior year, and benefited from strategic pricing decisions, higher index prices, and better operational execution.

Our operating profit before special items grew to almost $85 million from a margin of 9.6%, a 20 basis point improvement year-over-year and close to our transformation run rate commitment. We generated $0.67 in Class
A earnings per share before special items versus $0.47 in the prior year quarter. We're narrowing our full year fiscal 2017 Class A earnings per share guidance range to $2.84 and $3.02 per Class A share. We're also narrowing our free cash flow guidance range to $180 million to $200 million as a result of recently approved capital expenditures. Although, it was a stronger quarter, we still have much more room to improve. I'm disappointed in our performance in working capital management, and to be clear, our expectation is to generate cash from working capital. We are addressing this issue, and Larry will comment on this in a moment.

Please turn to slide 5. We are passionate about customer service at Greif, which I firmly believe the key driver to profitable growth, and creates greater value for both our customers and our shareholders. We achieved a 4%
improvement year-over-year in Greif's customer satisfaction index score. We also recently completed our fourth
Net Promoter Score customer survey. As a remainder, Net Promoter Score, which is a measure of customer loyalty and promotion, is calculated by subtracting a company's detractors from its promoters. A world-class score in industrial manufacturing is considered to be 55 or greater. Greif's most recent score of 47 represents a 12%
improvement versus the previous survey score, and a 21% improvement since our initial survey. However, we still have work to do to achieve our objective of best in class standing.

Please turn to slide 6. Better customer service performance and a relentless focus on operational execution are driving us to successful achievement of our 2017 run rate targets. These results are evident on our trailing four-quarter basis. Greif's gross and operating profit before special items margins have grown to 20.5% and 9.6%, respectively, both far surpassing our fiscal 2014 baseline ratios. These sustained improvements are even more notable when you consider that the global industrial economy has been uneven over the past two years, and keeping in mind recent cost headwinds in our containerboard business.

Our SG&A ratio also declined, it stands at 11.2% over the trailing four quarters. While we have additional work to do in this area, we are pleased with this reduction as it comes despite the continuing pressure of a strong U.S.
dollar relative to our initial transformation commitment assumptions. We will provide a transformation update at our upcoming Investor Day on June 28. In addition to discussing transformation, we'll also outline our Pivot to
Growth framework and highlight our strategy to further unlock Greif's performance potential.

Exhibit 99.2

I would now like to provide a brief review of Greif's business performance by segment. Please turn to slide 7. Our
Rigid Industrial Packaging segment is our largest business and continues to display signs of improving operational performance. Sales of primary products were 12% higher than the prior year, excluding divestitures, boosted by margin/mix management, higher index prices, and increased customer share in selected markets.

Global volumes were mixed with large plastic drum and intermediate bulk container volumes up 2.9% and 12.8%, respectively, versus the prior year as we continued to penetrate the plastic market and accelerate our global IBC strategy. Large steel drum volumes were lower year-over-year as a result of strategic customer needs and market pricing decisions.

Higher sales, more productive mix/margin management activities and lower manufacturing expenses helped our
RIPS business during the quarter. We also continued to improve and eliminate underperforming assets, which contributed to our margin expansion. RIPS gross profit margin grew by 40 basis points year-over-year, while the business operating profit before special items margin grew by 50 basis points to more than $60 million.

Please turn to slide 8. Greif's Paper Packaging team executed well during the second quarter, and results reflect increased volumes and productivity gains across the network. PPS's second quarter revenue of roughly $189 million was more than $21 million higher than the prior year, aided by strong volumes in both our mill system and
CorrChoice sheet feeder network.

Notably, CorrChoice delivered volume growth of 4.6%, which outpaced an industry decline of 0.9% during our fiscal quarter. We also continued to advance our specialty sales, which grew by 37% year-over-year, thanks to strong demand for triple wall and litho laminate products.

Operating profit before special items fell by roughly $4 million compared to the prior year due to OCC prices being higher by nearly $90 a ton year-over-year. Looking forward, we expect moderate OCC volatility and have forecasted OCC prices to remain stable for the remainder of the year.

We are also currently implementing a $50 a ton price increase that was recognized in Pulp & Paper Weekly in April, but we expect full impact throughout our system by July 2017. In addition, yesterday, we communicated to our customers, a $30 a ton price increase for medium only effective July 10.

Please turn to slide 9. The turnaround plan at Flexible Products & Services is gaining momentum. The business recorded the sixth consecutive quarter of operating profit before special items improvement. FPS generated sales of nearly $67 million during the second quarter, roughly $10 million less than the prior year, with year-over-year change partly due to a $4 million FX headwind to the top line, as well as the divestiture of a non-core asset.

The business gross profit margin expanded by 590 basis points versus the prior year due to lower labor and manufacturing expenses, as well as improvements in underperforming operations. These same factors helped
FPS generate an operating profit before special items of $2.1 million in the second quarter. I'm pleased with FPS'
team's improvement, but significant work still remains for the business to achieve our expectations. We will outline the strategy to further accelerate the FPS performance at Investor Day later this month.

Now, I'd like to turn over the presentation to Larry Hilsheimer, our Chief Financial Officer.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Thank you, Pete, and hello, everyone. Please turn to slide 10 to review our second quarter financial highlights.
Pete mentioned our sales improvement in his remarks. I will add that net sales for the second quarter, excluding the impact of divestitures and currency translation, rose by more than 11% versus the prior year, with revenue improvements seen in three of our four business segments.

Higher sales were the results of improving customer service, strategic pricing decisions, higher index prices, and quality of market share improvement. Higher sales, better product mix management, and stronger operational execution drove margin expansion. Greif's second quarter gross profit rose by 4.7%, and our operating profit before special items by roughly 7% versus the prior year. Notably, the Rigid's team's operating profit before

Exhibit 99.2

special items rose by more than 11% through more disciplined operational execution, and FPS contributed another quarter with results that were solidly in the black.

Stronger operating results contributed to a bottom-line improvement of 43% in Class A earnings per share before special items compared to the prior year. We were also helped by lower year-over-year interest expense, which reflects the refinancing activity we conducted late last year. I'll also add that an uptick in our non-controlling interest adjustment indicates stronger performance in our JV operations, which is in line with our portfolio's overall improvement. Second quarter free cash flow totaled $41.2 million, roughly $28 million lower than the year-ago quarter. We are disappointed with that result. Free cash flow declined as a result of higher working capital.
Working capital was understandably higher by approximately $8 million in our Paper Packaging & Service business, simply related to the annual inventory buildup prior to our May shutdown, just as is done each year, but with substantially higher input cost.

In addition, we approved opportunistic, select pre-purchased inventory activities of approximately $10 million.
While higher raw material prices are a factor for the remainder of the shortfall to last year, that is simply the result of poor working capital management in some parts of the world. Our global team is laser focused on offsetting those increased raw material prices, and we remain very confident that working capital will finish essentially flat to fiscal 2016.

Finally, as Pete mentioned in his remarks, we are revising our 2017 Class A earnings per share before special items guidance range to $2.84 to $3.02 per share, and narrowing our free cash flow guidance range to $180 million to $200 million due to higher forecasted capital expenditures related to a few compelling growth oriented projects, which we approved due to confidence in our cash flow forecast.

As is generally the case with Greif, our second half results will be stronger than the first due to some seasonality in the agricultural market and containerboard business.

Turning to capital priorities on slide 11. Disciplined operational execution, capital discipline and a strong global portfolio give us the foundation to execute our capital priorities. These priorities include funding business needs, returning cash to shareholders, and maintaining our target leverage ratio between 2 and 2.5 times. We have spoken many times about our willingness to fund profitable growth and are taking incremental steps to do so this quarter. We recently approved additional capital for fiscal 2017 related several organic growth expansions. With those approvals, we now expect to spend between $100 million and $115 million in CapEx in fiscal 2017.

As we exit the transformation at the end of 2017, we anticipate that our improved financial strength and flexibility will also permit us to pursue accretive non-organic growth opportunities. At our upcoming Investor Day on June
28, 2017, we plan to highlight our growth strategy methodology, leveraging past lessons learned to our current business state with consideration to future customer needs. We look forward to discussing this area in greater detail at Investor Day.

With that, I'll turn the call back to Pete for his closing comments before our Q&A.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Thank you, Larry. And please turn to slide 12. Greif delivered strong second quarter results with improved service levels, higher year-over-year sales, and solid operating profit before special items. We're tracking towards our
2017 run rate commitments, and the business is responding well to market challenges. The Greif team remains focused on executing on our strategic priorities that will culminate in higher earnings and cash flow, and ultimately will deliver greater value for our shareholders.

Carol, you can now open the line for questions. Thank you.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] And our first question this morning comes from Chris Manuel from
Wells Fargo Securities. Please go ahead.

Exhibit 99.2

Chris D. Manuel
Analyst, Wells Fargo Securities LLC

Good morning, gentlemen. Just a couple of questions for you. If you could, maybe Pete, walk us through – I know you have a slide in the deck that runs through volumes, but it looks like RIPS kind of came in as I would have expected, up a couple points, in line with what we had GDP. But some of the other regions were maybe a little bit different, particularly within the RIPS. So, EMEA down about 4%, APAC down 8%. If you could maybe talk about what you're seeing there. And then as well in the Flexible side, the good half and better profitability, weren't what we're looking for, but I know that volumes can be a little choppy, but down 7%. Maybe could you talk us through what you think a reasonable path is going forward? Thank you.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. Thanks, Chris, for the questions. So, when we talk about our volumes in Rigid Industrial Packaging, I think we need to first start looking at a macro environment, give you our views on the general economic conditions during our second quarter, a little bit about raw material impacts, and then I'll go region to region to give you a breakdown of our volumes and what happened. So if you look at general economic conditions, in the U.S., manufacturing continues to grow, but it's slowed – a slower pace through the second quarter. And as you guys all see the ISM numbers, the index continues to reflect measures in the mid 50s, but it's not as strong as it was, but we still feel good about the U.S. economy and manufacturing.

In Europe, we're – continue to be optimistic, and I think that's reflected in some of the Eurozone PMI stats, which also show very favorable trends. China reflects steady growth. This economy continues to mature, not as robust as it was in past, but still, I think, a steady growth. In Latin America, we think the broader markets within the region will improve as political turmoil subsides in Brazil. And while Argentina's economy is not great, we have –
we're optimistic about the improvement as a result of their President Macri's reforms being instituted.

So, if you look at our raw material input cost, as you know, last six to eight months, we've operated in a highly inflationary raw material environment for both steel and HDPE in the Rigid side. We believe that global pricing is starting to peak, and for the balance of the year, we expect the gradual downward pricing trend for both steel and HDPE in all the operating regions around the world. Due to that inflationary raw material environment, you saw in RIPS, we had price gains of 16% year-over-year.

If you go down one level lower, Chris, let's start at North America. So, we had good growth in three of our key product substrates. Steel volumes in North America were up 2%, plastic volumes were up 5%, mainly large plastic drums, and IBC growth improved by over 19%. And on top of that growth, we had two less production days for the quarter versus prior year. So, we feel really good about our progress made in North America.

When you look at where a lot of that demand strength came from, it was predominantly the Gulf Coast and the
West, and focused really on chemicals, specialty chemical end segments.

If you move to Latin America, we did experience growth in steel drums of 3%, predominantly impacted by Brazil and Chile from food sector demand improvement. And Brazil, while the economy is not great, it is still significantly better than it was a year ago. Argentina continues to have weak demand, but we are optimistic longer-term for the future of this economy. If you look at the small plastic drums in Latin America, and that's predominantly what we manufacture there, the demand increased 2.4%, and that's primarily driven by agrochemical market improvements.

If we move to EMEA and APAC, which is a little different story, in EMEA, we had stronger demand and increased volumes in large plastic drums, which show a 6% increase, and IBC growth of 13%. And again, in EMEA, the majority of EMEA, we had two fewer production days. So, on the plastic side, we feel good about our growth, and again, that's a growing sector as part of our strategy.

When you come to steel volumes, it's a totally different story. Our volumes were down over 5%, again, with two less production days, but there are really three major components. And what I would say, this is less about structural economy changes and more about our focus on selling value in our pursuit of margin as opposed to market share.

Exhibit 99.2

So, in the Benelux region, we had much lower volume compared to last year. And a year ago, we had a production halt in one of our reconditioning plants, and during that time, that created a higher short-term demand for new steel drums during the quarter. So, that caused a very unfavorable comparison year-over-year. That region, I do not have any concerns about our trajectory of volume and our position, just that, that issue, short-term issue created a imbalance on a comparison.

In Germany, where we are not performing exceptionally well, we had lower volumes. That's really resulted discrete pricing actions that we're taking to restore margins, and we are also in the process of consolidating our steel plant network in that region. We are in the process of closing one plant as we speak.

The third area was weakness in Africa and parts of the Middle East, and that is primarily due to slower demand with one major customer and lower lube oil demand across the Middle East. The one positive note in Europe or in
EMEA was that our Eastern Europe and Russia steel drum operations really continued to perform very, very well, and their demand continued to be strong. So when I go back overall on steel in EMEA, and we repeated this similar to what we did in North America a year ago, our focus really is squarely on how we earn a higher share of the value in every market, and we are not going to pursue volume for market share's sake.

If you go to APAC, our steel volumes were lower in this region significantly. That has to do with strategic pricing decisions that were coupled with a fairly volatile inflationary raw material market. The China and the APAC regions are much more highly fragmented and much more competitive than some of our other regions, and that, quite frankly, has created some headwinds.

We also saw weaker bulk chemical shipments, and we saw some large customers shift production from that region to other regions within our major global customers in the chemical sector. The positive side in APAC, our small and medium plastic volumes grew by double digits. That's relative to capital investments we've made in those operations to support strategic customers in the region.

So, if I look overall, a summary of how we view our volumes and business for the balance of 2017, I think we'll be favorably impacted due to some new operations and capacity additions that we've purposefully aligned with strategic customers. We also project seasonal strength in the ag markets in Q3 and some in Q4 across our entire global network. In terms of substrate assumptions, we are assuming nominal growth in steel, but just a caution, we do have a significant focus on how we're improving the value of our market share versus volume of our market share, and we will adjust our network accordingly for where we think we can create the greatest value for the business.

We are also forecasting continued improvement, our global plastic drum volumes around the world, to low-to-mid single-digit growth, and the growth trajectory in our IBC global business should near our past year's growth path as we expand our global network.

If you go to FPS, so on the volumes, we have really two primary product groups, Chris, and one is the 1-Loop, which really deals with more commodity type products. It's more of a standard product that serves standard products. That business was up in the 4% to 5% range, and our 4-Loop business, which is a little more customized and serves a broader market, we had lower volumes there. But again, as we turn this company around, the big focus is how do we improve gross margin. And that's the combination I mentioned earlier. We're making significant improvements in our operationals to reduce cost and eliminate underperforming operations, but a big part of that is how we make discrete pricing decisions and we mix – product mix management. So, I am not concerned with the volume trajectory in FPS because as we manage our price and product mix, we are improving the overall operating profit in that business. And we do have an underperforming unit in North America, in Mexico. As we fix that, you will see much more increased volumes in that 4-Loop business.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, the only thing I'd supplement on that, Chris, is that for FPS, as Pete mentioned in his comments, we had on the top line, $4 million impact to currency and then a $2.7 million related to a divested business. And relative to the 4-Loop complex bag business Pete mentioned, we talked last quarter about this as well, but there's regulatory action going on in particularly a baby formula market that is – has slowed the demand in that business for what we believe will be a short time.

Exhibit 99.2

Chris D. Manuel
Analyst, Wells Fargo Securities LLC

Okay. And thank you for the very, very thorough answer. I just have one quick follow-up for Larry actually. Could you maybe help us a little bit with the non-controlling fees? I recognize your largest piece, and that's where the biggest deviation in our model was. The – I know the largest piece within there is the flexibles that you pay out the other half. But what's perhaps a reasonable run rate either on an annual basis or how you would ever have us think about that, that we should model or consider down in that line?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. I mean, I think, Chris, outside of FPS, the rest of the joint ventures that we're in, we would hope to have growing at the same rate or level that we do all the other businesses because they've been relatively good performers. I mean, we have our Mid-East joint ventures, a lot of places where you're required to have a resident partner. We've got a nice joint venture in Singapore, we got a couple in the U.S., but it really comes down to FPS that is really driving that differential. So it's all going to just be tied to our growth path on FPS, which we'll be talking a lot more about at Investor Day.

Chris D. Manuel
Analyst, Wells Fargo Securities LLC

Okay. That's helpful. I'll jump back in the queue. And thank you for the detailed answer, Pete.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. Thank you.

Operator: Our next question comes from George Staphos from Bank of America Merrill Lynch. Please go ahead.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Hi, everyone. Good morning. Thanks, guys, for all of the details. I had two general – good morning – general areas for questions, and I'll jump back in queue. I guess the first question, gentlemen, if you could help us understand the guidance adjustment, the narrowing of the range, and the puts and takes. And the question behind the question is, I think on the last call, you said the prior guidance did not include the effect of the containerboard price hike, which now looks like it's being implemented, and on top of it, you now have a $30 per ton increase in medium alone. I know that – we know that OCC has moved up. So, help us understand why guidance didn't go up. Is it just simply OCC and recovered paper, and inflation offsetting the pricing?

And then I had some questions on cash flow, which I'll leave after this first discussion.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, George, thanks very much. Yeah, it is primarily the combination of things that you mentioned. You're right, we indicated that we did not bake into – while we didn't change our guidance range the last time and we didn't take in anything for the price increase, at the same time, we had also indicated we had only baked in part of the
OCC cost increase, and we've obviously seen more of that.

And so, at the end of the day, when we look at all of our businesses together, we felt very comfortable with bringing up the bottom end of the range, and obviously, lowering the top end of what we think we could achieve.
We did incorporate in this week's OCC cost increase into our thinking for this range, as well as our expectation that we'll be successful on this medium price increase.

Exhibit 99.2

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Okay. So, recognizing that your fiscal year ends earlier than the other companies, do you think that this round of pricing, net of OCC as we know it today, obviously, it's a wildcard looking out to the future, will actually create net margin for you in fiscal 2018 versus fiscal 2017, or do you think it's a net neutral at this juncture?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Well, if everything stayed stable for us, it would clearly create more margin for us next year. But we agree with your depiction of the wildcard nature of it at this point in time.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Okay. If we switch gears to cash flow, you mentioned that you're quite confident that you can get back to your prior guidance range, what had been prior guidance, that working capital will be even for the year. You're obviously starting the year in a bit of a hole. With two quarters left, why should investors be comfortable that you're confident about – or in your confidence on getting back to even in working capital? It would seem like it's a bit of a stretched target at this juncture.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Thanks for the question, George. I mean, we obviously have a lot of confidence in our business right now. We have fixed a lot of deals, we have others that we continue to work on, but if you look at our trailing OPBSI margin, for the past four quarters, it's 9.4%, 9.6% in the most recent quarter. And we really have very good visibility on our inventories, and I covered the two items that made up a significant portion of the year-over-year difference, one related to our mill shutdown buildup, which was $8 million, and $10 million of specific buy opportunities that we decided to execute on because of some opportunistic buying. And we've talked previously that we really feel good about our supply – not our supply chain group, but our – I lost the term.

Matt Eichmann
Vice President - Investor Relations and Corporate Communications, Greif, Inc.

Sourcing.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Sourcing group. Thank you, Matt. Our sourcing group does an excellent job. They presented that opportunity, we took advantage of it. But what we have also said is we are not anywhere close to where we need to be on supply chain, but we've got a lot of efforts in front of us that will help us believe that we will continue to manage inventory better throughout the remainder of the year.

And I would just point to last year, if you look back, in our second half of the year last year, our free cash flow was
$188 million in the last six months. We're obviously predicting significantly better operating results in the second half of this year than last year. So, this is not some big stretch for us to hit this number. And so with the plans we have on managing our working capital and our improved operational performance, we have a ton of confidence.
We would not have approved these extra projects had that not been the case. But as I said in December, we told the businesses that if there is a compelling project that they bring to us and demonstrate to us, we'll consider it.
And so, that's what occurred, that's why we bumped down the top end of the range a little bit.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Okay. My last one, I'll turn it over. Larry, when we think about CapEx, you increased your CapEx, $5 million to $10 million is the range, I think, change for the rest of this year for the growth initiatives. Can you talk at all, recognizing more that this is going to come at the end of the month with your Analyst Day, on where you are planning to invest?

Exhibit 99.2

We said a number of times, companies, when they switch from fixing margin to trying to grow, have a lot more difficultly doing that. What are you spending – what's the increase in the spending for right now, and should we assume a higher level of CapEx over the next couple of years given that initiative? Thank you. I'll turn it over.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. I think we'll cover a lot of this, as you said, in our Investor Day, but we've previously indicated we expect, on an ongoing basis, our CapEx to be in the $100 million, $120 million range. I think it's still going to be that when we come out, but if we have compelling opportunities presented to us, we would consider those kind of things when they're in our core businesses.

And the projects that we have, we will go through in more detail, but one involved a steel opportunity in Russia, we have a triple wall opportunity, and another one in our IBC business. And we'll cover those in more detail in – at
Investor Day, but those type of things, we will continue to look at particularly as we have more and more confidence in our ability to generate cash. And we obviously prefer to stay near adjacent or adjacent – or, I mean, our core businesses than going far afield, but we'll cover a lot more of that in Investor Day.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

All right. Thank you, guys.

Operator: [Operator Instructions] And our next question comes from Ketan Mamtora from BMO Capital Markets.
Please go ahead.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Morning, Pete, Larry.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Hey, Ketan.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Hey, Ketan. How are you doing?

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Good. First question, I want to come back to volumes one more time. My read, based on your comments on the last quarter's earnings conference call, was you were feeling quite positive about your European volumes. So, first, correct me if I'm right on that, but relative to your expectations, where do you think your European volumes came in, in the fiscal second quarter? And if you can parse out for us, how much of the volume decline in steel drums, you think? Is Greif walking away from lower margin business versus just underlying weakness in demand?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. So, I'll start off in our three biggest businesses, and I'll include PPS in this. So, PPS, our Rigid business in
North American and our EMEA Rigid business. Those three businesses had regions where we had two less working days, production days than the prior quarter. That's fairly unusual on a comparison basis. But if you look at EMEA specifically, a good part was our focus on selling value and making pricing product mix decisions. But as
I indicated earlier, there's really three key points in EMEA, one was in Benelux, which has been a good performing business. The comparison year-over-year is diluted because of a year ago, we had a reconditioning plant that went down, and we ran steel drums, new steel drums for our customers to replace it.

Exhibit 99.2

So, the comparison is a little skewed toward last year because of that. That's a short-term phenomenon. We'll have some carryover next quarter. If you look at Africa and the Middle East, there were some weaker demand issues in some of the Middle East markets. Saudi Arabia was in an oil and lube, and in Africa, in South Africa, that economy is not performing as well. Now, that is a smaller business, so overall does not have a huge impact profitability-wise to the company, but the third is really Germany. Now, as indicated before, we are not satisfied with our performance in Germany, and we are making pricing and product mix decisions, and we are walking away from business that is not profitable. And in alignment to that, we are consolidating and rightsizing our steel drum footprint in Germany.

Outside of that in EMEA, we feel quite good about our position in the markets and the general health of that economy. And as I indicated, our Eastern Europe operations and markets, including Russia, are doing quite well. So, you're always concerned when volume falls that much, but when you analyze what the issues were and understand what our teams are doing in the leadership of Michael Cronin, I feel very confident in the team.

And by the way, their operating profit performance in the first half was quite good and much better than a year ago, and that's really what we're after. Volume should be a vehicle to profit. We don't try to sell volume for volume's sake, and that's what we're – we intend to do. And to go back to North America, I was very pleased with our North American Rigid business trajectory. Even with two less days, they had positive numbers, and I feel very confident in Ole Rosgaard and what his team is doing to drive value to our customers, and I think we're starting to see the benefits of that with the trajectory of their performance in the business.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Thank you. That's very helpful. Just one follow-up on Germany. How far along are you with that footprint optimization? Do you think it's early days or you think you're mostly done with whatever you had to do?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. Right now, we will be finished with that plant closure by the third quarter, and then, we're going to evaluate the market and our ability to meet customers' needs at the right levels, and we'll determine what any next steps might be. But there is no specific plan to say we're going to go one less plant, that's – that would be a little rash to say at this point, Ketan.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Okay. That's helpful. Just one question for Larry. So the pre-buying that you all talked about on the working capital side, was that mostly all in OCC or was it more spread out across your – by commodity?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

No, it was primarily steel.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Primarily steel?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Okay.

Exhibit 99.2

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

I did mention on – and maybe what confuses that a little bit, Ketan, is that every year working up to our mill shutdown for maintenance, we build up inventory to carry us through that period, and we actually had slightly less tons of inventory at PPS this year. But because of the input cost of the raw materials, that was an $8 million drag on cash and working capital for the quarter. So that was the comment related to PPS.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Got you. And then if you can just remind us what was your OCC assumption last quarter, and what have you all baked into your estimates for full year or back half, whatever is easy?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

What was it, Matt, last quarter?

Matt Eichmann
Vice President - Investor Relations and Corporate Communications, Greif, Inc.

Well, what we're assuming right now is...

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. I know the $154 million, but was it $136 million at the end of the last quarter? I think it was $136 million,
Ketan, and $154 million is what we've got it at now in our forecast for the remainder of the year.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

And this $136 million was for three quarters of 2017 at that point, I would imagine?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Correct.

Ketan Mamtora
Analyst, BMO Capital Markets (United States)

Got you. That's very helpful. I'll turn it over. Good luck for the rest of the year.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Thank you.

Operator: Our next question comes from Justin Bergner from Gabelli & Company. Please go ahead.

Justin Laurence Bergner
Analyst, Gabelli & Company

Thank you. Good morning, everyone.

Exhibit 99.2

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Good morning, Justin.

Justin Laurence Bergner
Analyst, Gabelli & Company

Just a couple clarifying questions. Just starting out on the working capital side, you called out sort of two buckets of sort of intentionally higher working capital. I'm just trying to figure out, was there sort of working capital build beyond those two items? And if there was only those two items, sort of why are you being self-critical if it was at the best interest of the business to...

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Well, yeah, we – yeah, good. Thank you, Justin. I mean, we are trying to hold ourselves to a standard to have working capital generate cash for us, and we're not big acceptors of the – a view that, gee, even when raw material cost go up, at least for us right now, that our working capital should go up with the exception of the two items I mentioned. The reason we're self-critical is that if you take out those two items I mentioned, you still have another $10 million increase, which we don't find acceptable, and it has to do with a few units around the world not managing their working capital very well. When raws go up, yeah, your inventory cost goes up, but so does your – I mean, while your payable should go up to offset what you got in receivables, and we need to manage our inventory levels down. Because we're not world class in supply chain, we carry too much inventory, and that's a focus area of ours, so that's why we're self-critical. I mean, we expect better. But, yeah, those two areas of intent were one, the mill shutdown item that I mentioned, which is – that's going to happen because it's just going to depend on what the cost is to have the appropriate tonnage going in, and the second was just opportunistic buys in the steel market essentially.

Justin Laurence Bergner
Analyst, Gabelli & Company

And those were sequential numbers or year-on-year numbers, the $8 million and the $10 million?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Year-over-year.

Justin Laurence Bergner
Analyst, Gabelli & Company

Okay. Second question, sort of shifting gears. I mean, I guess going forward, when you have things like working days and the effect of the plant being down, last year in Europe, being sort of a headwind to steel volumes, it'd be good to – if the company is able to quantify them and their effect on volume going forward. I guess the question sort of I would have is, as I try and adjust for those two numbers in my mind, maybe I sort of end up closer to – or if I adjust for those two factors, I sort of perhaps end up something closer to flat on the Rigid volumes. I mean, how much volume are you willing to lose sort of annually relative to market as you emphasize value over volume?
I mean, how do you sort of think about that tradeoff?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah, Justin, that's a good question and we fully realize the value of volumes to fixed cost absorption. What we're trying to do and it's a great confidence in our four business presidents to understand the balance between the necessary levels of volume, but more importantly, what type of value in each market profit pool there is. So, again, we look at how we can optimize profit, the right volume is one vehicle. And then to balance that, you have to ensure that your fixed cost structure and your network is aligned to what we believe is the right potential on the quality of the market share we want.

Exhibit 99.2

So, academically, it's easy to say, when you operate a business, specifically in regions that are very diverse, there's a lot of inputs to take into consideration. As we're doing this, we're driving very aggressively, operational cost out of our businesses to create a more competitive environment. We feel we have good cost structures, but we still have opportunities. But there are regions around the world where the markets are more competitive and some people are willing to take lower margins. And again, we're just not going to chase volume for volume, and we don't talk about market share as much as we talk about the quality of our market share, and how we are winning segments and customers at value, what we provide for them.

So, we don't have an intended volume number in each market, but we expect to grow our operating profit, and that's the combination between our pricing, our volume and our operational effectiveness and our footprint we developed. So, it could be different in each region, but I hope that answers your question. But we're fully aware of fixed cost absorption and where volume plays that into the equation.

Justin Laurence Bergner
Analyst, Gabelli & Company

Yeah. No, it's a very helpful perspective. I guess maybe just a quick add-on to that question might be, sort of as we think about the global landscape, in what regions are you finding that it's appropriate to trade more value for volume? I mean, where are the volumes – where can we expect sort of the volumes to look less favorable going forward as you make these trade-offs, and where should we not expect that to occur?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Well, we don't expect to have reduced volumes in any business we have. Again, volume is a vehicle for gross profit margin improvement. The only comment I would make in the Rigid side is right now, because of the diversity of the competitor profile in APAC, that is a much more competitive region now as a result of the significant inflationary environment we've seen through the last six to eight months. So, right now, that's a little more challenging market overall. Not to say the others are not challenging, but I'd say that's a point of reference, but that doesn't mean we expect to lose volume or not achieve our profit objectives. Just that we have to figure out how to win and be successful in every market. It's just right now, that's a pretty highly competitive environment.

Justin Laurence Bergner
Analyst, Gabelli & Company

And is EMEA also the region where you're finding it attractive on a number of occasions to trade volume for value or is that more insulated like North America?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

No, I think every business and every market we're in, our focus is on how do we create value for our customers and how do we get paid appropriately. So, the strategy is similar across the world, it's just market conditions and times can allow you to make certain decisions based on performance objectives.

So, we are not targeting to be volume sensitive in any one area. And to go back in history, part of the reason we had degradation in our operating profit and our margins in RIPS is we're very focused on driving market share and volume. And when you chase volume to fill up your plants, that's a recipe for margin erosion, and we're just not going to go there. We are going to focus on how do we drive operating profit increase in every single business and every single market we serve. And the answer might be a little different in each market, but that's our focus, and I have a lot of confidence in our business presidents to make the right decisions to drive our incremental improvements so we return favorable profit to our shareholders.

Justin Laurence Bergner
Analyst, Gabelli & Company

Okay. Thank you.

Operator: Our next question comes from Ghansham Panjabi from Baird. Please go ahead.

Exhibit 99.2

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

Hi, good morning. This is actually Matt Krueger sitting in for Ghansham. How are you doing today?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Great, Matt.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

How are you, Matt?

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

Good, good. Thanks. So first question, can you guys parse out how much of the pricing realized across your various business segments has to do with contractual pass-through mechanisms versus Greif's initiatives to focus on margin expansion and push pricing?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Matt, we haven't analyzed what portion of the price increases related to it. We have shared historically that when you look at our pass-through contracts, about 75% of our steel business in North America and 65% of our plastic business in North America is – has pass-through contracts. In EMEA, that's about 50% in steel and very little in plastic, and in Asia-Pac, it's 70% of the business in steel and 50% in plastic.

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

Okay. That's helpful. And then kind of moving onwards, how have your customers and competitors reacted to the ongoing pricing initiatives in the market? And then how often are you losing business from these actions, and when do you expect this business loss issue could be behind you?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

So, we don't typically comment on competitor or customer reactions publicly with anything we do. We are in the
Rigid side, in a highly inflationary market environment in raw materials. So, every producer of packaging in steel or resin based has been increasing prices.

So, that is not atypical in our Rigid business. But again, our job and our team's responsibility is to understand our customers' needs and unmet needs, and be relentless about serving those needs better than our competitors, and that's what we focus on. If we lose business because we're not meeting our customer needs, shame on us. That's why we're measuring customer service index, and that's why we're doing the Net Promoter Score, and again, we are having great interaction with our customers to understand what we are doing well and do more of it, and what we aren't doing as well and what we have to do better. So, that's our focus, how do we serve those customers' needs and how do we grow strategically with those customers that value what we do. I don't necessarily look at a level of business or volume that we're losing. I just think we need to win customers in every market we serve, that are the right customers for us, and believe the value we bring them is good. So, I hope that answers your question well enough.

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

No, that's helpful. And then you briefly mentioned expanding your capital allocation options. What areas would you expect to pursue M&A opportunities? And then could you break that out in terms of product type and

Exhibit 99.2

geography please? Thanks.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, we'd really rather prefer to defer that to our Investor Day, where we'll go through our strategy on go-forward and the approach we're taking.

Matthew T. Krueger
Analyst, Robert W. Baird & Co., Inc.

Okay. That's helpful. That's it for me. Thanks.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Thank you.

Operator: Our next question comes from Adam Josephson from KeyBanc. Please go ahead.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Hey, good morning, Pete and Larry and Matt. Thanks for fitting me in.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Hey, Adam.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Just one on the medium increase that you just confirmed, and I believe you said you included the benefits in your fiscal 2017 guidance. Just remind us how many tons of medium you produce annually, and tell us how quickly you expect this $30 a ton increase to flow through to your results later this fiscal year.

And just relatedly, I don't think all the large producers have announced a medium increase, so what gives you confidence that this increase will, in fact, succeed?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. Thanks, Adam. So, our mix of medium products within our total systems, about 575,000 tons out of the 775,000 tons of our capacity currently. And as you know, semi-chem is the largest percent, and then we have recycled medium as the balance. The reason we are – made the announcement is – several reasons. One, our demand in our system is very, very healthy. We see continued health in our backlog and our customers. We also have seen, as we've indicated earlier, incredibly high input cost increases. And again, from our standpoint, we view that, that is a way to create or to bridge the gap, as you know, between liner and medium prices. It, a couple years ago, went violently the other way, and we just feel in our system and with the dynamics in our market, we believe we should effectively get that $30 to make sure we return the right amount to our shareholders and perform like we expect to.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

The flow through?

Exhibit 99.2

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. We expect that it'll take hold by the very beginning of September.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Okay. And do you need – are you expecting the other producers to follow or is that irrelevant in terms of your thinking in terms of your ability to implement this?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. We don't worry about or comment on what our competitors are doing. We just worry about the things that are impacting us and our customers, and that's what drives our decisions and behavior.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Sure. Just one on OCC. You mentioned OCC, Pete, just now and earlier. Can you just opine on the impact that you think China and e-commerce are having on these obviously historically high domestic OCC prices, and what your more intermediate term outlook is for OCC because of China and/or e-commerce?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. So, I feel – I'll start with our domestic collection rates, they're in the low 90s percent, and I think AFPA just recently put that statistic out. So, it's a high collection rate. E-commerce is growing very rapidly, one of the faster growing and new segments in corrugated. And that does have an impact because the collection discipline in households around the country are not as efficient now that corrugated use is going to the households through e-commerce. So that absolutely is having an impact. I couldn't tell you what that percentage impact is, but I think we all recognize that is a factor.

Secondly, China is, as they always have been, if their demand continues, they're going to pull a significant amount of OCC from the U.S. because it's the best recycled fiber in the world, and that's going to be an issue. So, as long as China is pulling that, and as long as there is tightness in terms of collection, I think it puts pressure on domestic OCC prices.

That said, if you look at what we think will happen in the future, and that's always a best estimated guess, and all
I'm going to do is quote RISI who just, yesterday or the day before, put out their forecast. And from the baseline today with the recent June increase that baked in, they said for the calendar year through 2017, there might be $10 to $15 a ton more increases in OCC. That's just their opinion. Now, our situation, our calendar year, as you know, ends in – at the end of October. So a potentially worst case, it could be partial of that forecast, but I think forecasting past 30 days can be pretty risky and not very directional.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Sure.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

And history shows that.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Yeah. No, thanks, Pete. And just two others, just one on volume. I know this is along the lines of what Justin was

Exhibit 99.2

asking, but if you're going to be pursuing value over volume on a consistent basis, and you called out APAC as an area in which the competition is particularly intense, how are we to assess your volume performance in future quarters, particularly in RIPS? I mean, it was up 3% last quarter, it was down 2% this quarter. If it's down in future quarters, I mean, how do we know volume growth is good or bad because your volume could be up, but that could be a low margin business, your volume could be down, but you could say, well, we're pruning low margin business? So how are we to assess your volume performance in the future based on this value over volume strategy?

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. So I think volume is a vehicle to profit, and price is a vehicle to profit, and operational efficiency is a vehicle to profit. So as we measure and gauge ourselves, if we are improving our gross margin percentage and dollars, and we are increasing our operating profit, then those three levers are acting together in a positive way. If our operating profit or gross margin declines, then one of those three areas is disjointed. So again, just because volume increases in the business, it's not reflective of are you increasing your profit. So we look at those three levers through our gross margin and through our operating profit, and that's really reflective of the principles of the Greif business system, how do we commercially go to market, what's our commercial decisions on pricing and margin, how our sourcing supply chain is integrated, and how well and efficient our operations execute from a cost side. So, I would judge us by margin and profit. And when you look at RIPS, I think we're doing a very good job of that, but like anything, market and competitor pressures are always a big factor, and we have to deal with it within those three levers.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Thanks, Pete. And just one last one just for Larry on cash. I know George asked this earlier, but the midpoint of your guidance implies $215 million, call it, of free cash flow in the second half. I went back to 2009, you haven't generated that much cash in any second half in the last seven years. So, I mean what – why do you expect this year to be different than the past seven?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. I did try to answer Justin's question, Adam. Obviously, our guidance for the remainder of the year shows significant improvement in our earnings for the second half of the year also. And if you look at what we produced in cash flow last year relative to earnings. So, we had $188 million of free cash flow last year in the second half, okay?

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Right.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

And so, we're talking about our operating profit going up significantly in the second half. We expect to turn that to cash. And so, we believe very strongly that we will recover that, and you've got – we obviously will earn out the
PPS piece of this. As we come out of the shutdown, that $8 million is like nothing. The pre-buys that we made on those – on that steel is going to flow through, but we have a high degree of confidence that we're going to hit this cash flow target.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Thanks. And just one clarification. Last year, I think you said working capital, you're expecting flat this year, right, compared to I think it was a $20 million source last year. Is that right, Larry?

Exhibit 99.2

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

That's right.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

And then taxes were a $20 million benefit last year, right?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, yeah. And then we said restructuring costs, about that same amount on cash, on $20 million.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

So, what's – so in terms of tax and restructuring and working capital this year versus last, you have $20 million less favorable working capital presumably, tax will be less favorable, right, because you're not going to get that $20 million benefit, right, I assume?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Right. Yeah, but we're working on that.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Right. And then the cash restructuring, Larry?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. Restructuring cash is about $20 million better than last year.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

So, that would offset the tax, and then you're just left with working capital that's $20 million less favorable than last year. So you have to...

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. And then you have the operating profit improvement and so, – yeah, it's not a big stretch.

Adam Jesse Josephson
Analyst, KeyBanc Capital Markets, Inc.

Okay. Thank you very much.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah.

Operator: And we are at time, but we will take two final questions. And your second last question comes from the line of Dan Jacome with Sidoti & Company. Your line is now open.

Exhibit 99.2

Daniel Jacome
Analyst, Sidoti & Co. LLC

Hey, good morning. Thanks for taking the time. Can you hear me?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Hey, Dan. Yeah.

Daniel Jacome
Analyst, Sidoti & Co. LLC

Hey. Great. Yeah. So, most of my questions were answered, but can you just talk a little bit more – just kind of looking at the buckets of working capital. I know in the past, you guys have talked about receivables be an area of low hanging fruit, and I understand the inventory issues in the quarter, but it looks like you didn't see much progress quarter-to-quarter on DSOs. And then you're guiding to flattish working capital versus last year. So, where are you on that as we start thinking about maybe the free cash flow profile for fiscal 2018?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, we – I think our biggest opportunity remains in managing our inventory levels better through enhanced supply chain management, even down to fundamentals of the sales and operating performance process of just really having a better handle of what the demand of our customers are going to be, and then matching our needs to not having safety stock inventory, so to speak. Because the payables piece, we're actually doing a fairly decent job of managing that, and we've made improvement in our DSO, but we have more opportunity to improve there.
Those two, we would look at to audit – offset, and we are to drive improvement through inventory management.

Daniel Jacome
Analyst, Sidoti & Co. LLC

Okay. That makes sense. And then sorry to beat a dead horse, but on OCC, what is the primary source that you're using for your internal forecast? Is that kind of RISI what we're all using as well?

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah, we use that and just based on what we're seeing in our markets, and so that led us to the – $154 million is what we've got in our forecast.

Daniel Jacome
Analyst, Sidoti & Co. LLC

Okay. Great. Thanks a lot.

Operator: And your final question comes from the line of George Staphos with Bank of America Merrill Lynch.
Your line is now open.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

Hi, two follow-ons, thank you for taking them. I'll ask them in sequence. So, first of all, guys, to what degree do you think you have opportunity to further obtain value for the products and services that you put into the market?
Said differently, what opportunity, what horizon remains for further pricing exclusive of pricing pass-through?

And then the second question, back to APAC, is the phenomenon related to competition, is that a relatively intensified phenomenon, say, versus last quarter or a couple quarters ago? Or obviously, Asia's always been fragmented and always competitive. Is – are you just referring to what's been an ongoing challenge for you in that market or is there a somewhat new development more recently? Thank you, guys. Good luck in the quarter.

Exhibit 99.2

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Thanks, George.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Yeah. So, from APAC, as you indicated, it's more fragmented and very competitive. I think a highly volatile inflationary raw material market creates that. And I think that's the same for any market. It just has a little more intensity in APAC right now. That will pass, but right now, that's the market we're living in. In terms of creating value, there is more to value than just pricing. Again, levers to drive profit and gross margin improvement is the customers and the market you choose to participate in that recognize and value what you do for them.

And the second is how well we integrate our operations, our cost, in terms of driving out waste that customers aren't willing to pay. So, again, creating gross margin expansion, creating operating profit margin is the combination of making the right business decisions in markets that involves pricing. It involves our sourcing supply chain execution, and it involves a big part – and, well, I think we have a lot of runway in operational efficiencies, and how well we run our plants and what our network looks like. So, that's an ongoing process that we use, and the answer is a little different in each business that we have. But those are the levers, and we believe very strongly that we can continue to drive value to our customers and to our shareholders.

Lawrence A. Hilsheimer
Chief Financial Officer & Executive Vice President, Greif, Inc.

Yeah. George, I'd just supplement what Pete said, and we'll talk more about this at Investor Day in detail. I mean, repeating a bit what Pete said, I mean we continue to believe we have opportunity to drive margin enhancement through OpEx activities, unplanned downtime, scrap management, some of the value chain stuff that I mentioned, supply chain efforts, all will help continue to give us margin opportunity.

The other is really going to the core of our purpose, is being the best in customer service. And part of that means really knowing, understanding your customers' needs, and then delivering against those needs. So, some of that is just the on-time delivery, good appearance, no leaks, all that kind of stuff, making it easy to do business with the others, it has to do with innovation. And listening to what their problems are and solving the problems through innovative solutions. And so, we do believe that we have opportunity to do that better across all of our businesses. We do it exceptionally well in our Paper business right now, which is what's driving the specialty growth in that business.

George Leon Staphos
Analyst, Bank of America Merrill Lynch

All right. Thanks. I'll leave it to later in the month. Have a good next few weeks.

Peter G. Watson
President, Chief Executive Officer & Director, Greif, Inc.

Thanks, George.

Operator: And this concludes the question-and-answer session. I will now turn the call back over to Matt.

Matt Eichmann
Vice President - Investor Relations and Corporate Communications, Greif, Inc.

Hey, thanks a lot, Carol. We appreciate everyone's time today. As alluded to, our Investor Day is held at the end of the month on June 28 at the New York Stock Exchange. If anyone has any questions, there's details that are posted online at greif.com. Thank you, and have a good remainder to your week.

Operator: And this concludes today's conference call. You may now disconnect.